Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                 TTR TECNOLOGIES, INC.(Pursuant to section 242)

The undersigned, being the president of TTR Technologies, Inc., does hereby certify the following:

1. The name of the Corporation is TTR Technologies, Inc.

2. The Certificate of Incorporation was filed by the Secretary of State of Delaware on July 14, 1994.

3. The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

      "The aggregate number of shares of stock which the corporation shall have the authority to issue is 30,000,000, 25,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are Preferred Stock, with a par value of $0.001."

IN WITNESS WHEREOF, this certificate of Amendment has been signed this 21 st day of December 1999.

                                                /s/ Marc D. Tokayer
                                             -------------------------
                                                    Marc D. Tokayer,
                                                    President